Exhibit 10.21

FOURTEENTH AMENDMENT (2025-SECOND) TO THE

PENSION PLAN FOR EMPLOYEES OF AMPHENOL CORPORATION
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2016

Pursuant to Section 12.1 of the Pension Plan for Employees of Amphenol Corporation as amended and restated effective January 1, 2016 (the "Plan"), the Plan is hereby amended as follows, effective January 1, 2026:

1.Exhibit D (Chatham Cable) is amended such that Section 4.1(a)(1)(xviii) shall read as follows:

(xviii)$27.00 for Participants terminating employment on or after January 1, 2023, and prior to January 1, 2026; or.

2.Exhibit D (Chatham Cable) is amended by the addition of a new Section 4.1(a)(1)(ixx) to read as follows:

(ixx)$30.00 for Participants terminating employment on or after January 1, 2026.

AMPHENOL CORPORATION

DATED: December 22, 2025BY:/s/ David Silverman

David Silverman

Its:Senior Vice President, Human Resources

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